Exhibit 10.2

                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

     AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of February 20, 2001, by and among PLATO LEARNING, INC., a Delaware corporation ("Parent"), WILC ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and WASATCH INTERACTIVE LEARNING CORPORATION, a Washington corporation (the "Company"). Parent, Merger Sub and the Company are referred to collectively herein as the "Parties".

                                    RECITALS

     WHEREAS, Parent, Merger Sub and the Company are parties to that certain Agreement and Plan of Merger, dated as of January 31, 2001 (the "Agreement"), pursuant to which the parties thereto have agreed, among other things, to merge Merger Sub with and into the Company;

     WHEREAS, Parent, Merger Sub and the Company have mutually agreed to restructure the merger as contemplated by the Agreement and merge the Company with and into the Merger Sub, and wish to amend the Agreement to reflect such restructuring;

     WHEREAS, Parent, Merger Sub and the Company also desire to amend certain other provisions of the Agreement; and

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the Parties hereby agree as follows:

     1. Amendments.

     (a) Section 1.1 is hereby deleted in its entirety and replaced with the following:

          "1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), and the Washington Business Corporation Act, as amended (the "WBCA"), at the Effective Time, the Company shall be merged with and into the Merger Sub, the separate corporate existence of the Company shall thereupon cease and the Merger Sub shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL and the WBCA. The Merger Sub, as the surviving corporation after the consummation of the Merger, is sometimes hereinafter referred to as the "Surviving Corporation." The name of the Surviving Corporation shall be changed at the Effective Time (as hereafter defined) or as soon as practicable following the Effective Time to "Wasatch Interactive Learning Corporation".";

     (b) Section 6.1(b)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

          "(ii) except for shares to be issued upon (A) exercise of outstanding options as contemplated pursuant to Section 6.14, (B) exercise of outstanding warrants, or (C) issuance or delivery of the number of Company Shares to National Financial Communications Corp, doing business as OTC Financial Network, a Massachusetts corporation ("NFCC"), in connection with the Company's termination of that certain Consulting Agreement by and between the Company and NFCC, dated as of November 6, 2000 (the "NFCC Agreement"), or any acceleration thereof, determined in accordance with the terms and conditions thereof, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (1) any additional shares of capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any

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     shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or (2) any other securities in respect of, in lieu of, or in substitution for, shares outstanding on the date of this Agreement;";

     (c) Section 6.1(b)(viii) of the Agreement is hereby deleted in its entirety and replaced with the following:

          "(viii) except for (A) the incurrence of indebtedness as a result of the issuance, transfer or reissuance of the Debentures and Debenture Warrants to the Parent or Merger Sub, or any transfer thereof, in accordance with Sections 6.16 and 6.22, or (B) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person;";

     (d) Section 6.1(b)(xii) of the Agreement is hereby deleted in its entirety and replaced with the following:

          "(xii) enter into, amend, modify, terminate (partially or completely), grant any waiver under or give any consent with respect to any contract or license not consistent with past practices of the Company except pursuant to this Section 6.1(b);";

     (e) Section 6.16 of the Agreement is hereby deleted in its entirety and replaced with the following:

          "6.16 Debentures. The Company shall (i) comply with all redemption obligations of the Debentures (including, without limitation, the monthly redemption of US$50,000 of principal and accrued interest) and (ii) (A) use reasonable efforts to redeem in full all amounts due and owing (including, without limitation, the outstanding principal and interest) to the holders of the Debentures, each as of and including the date of repayment in accordance with the terms of the Debenture or pursuant to terms and conditions reasonably satisfactory to Parent or Merger Sub; provided, however, that the Company's obligations to make any redemption in excess of existing obligations of the Company shall be subject to the availability of resources therefor provided by any Person, including the Parent or Merger Sub, on terms reasonably satisfactory to the parties hereto and on terms no less favorable to the Company than those currently in force with respect to the Debentures and Debenture Warrants, or (B) permit a sale or transfer of the Debentures and Debenture Warrants to Parent or Merger Sub pursuant to terms and conditions between Parent or Merger Sub and the current holder of the Debentures and Debenture Warrants reasonably satisfactory to Parent or Merger Sub.";

     (f) Section 6.22 of the Agreement is hereby deleted in its entirety and replaced with the following:

          "6.22 Purchase or Assumption of Debentures and Debenture Warrants by Parent or Merger Sub.

          (a) At any time after the date of this Agreement prior to the termination of this Agreement, the Parent or Merger Sub may, in the Parent's sole discretion, purchase, assume or accept by sale or transfer the Debentures and Debenture Warrants and all amounts due and owing thereunder, on terms and conditions between Parent or Merger Sub and the current holder of the Debentures and Debenture Warrants satisfactory to the Parent or Merger Sub, as the case may be.

          (b) In the event the Parent or Merger Sub purchases, assumes or accepts by transfer or sale the Debenture and Debenture Warrants and all amounts due and owing thereunder, the

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     Company hereby agrees to (i) immediately permit or consent to the sale or transfer, as the case may be, to the Parent or Merger Sub, as the case may be, the Debentures and Debenture Warrants, and (ii) use reasonable efforts to facilitate any such purchase, assumption or acceptance by sale or transfer.";

     (g) The Agreement is hereby amended to include new Section 6.23 in its entirety:

          "6.23 NFCC Agreement. Prior to the ten (10) day period preceding the Effective Time, the Company shall terminate the NFCC Agreement and issue and deliver to NFCC any and all Company Shares due and owing to NFCC relating to the NFCC Agreement or any transactions contemplated thereby, in full and complete satisfaction of the Company's obligations relating to the NFCC Agreement or any transaction contemplated thereby, each in accordance with the terms and conditions therein.";

     (h) Section 8.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

          "8.3 Termination by the Company. This Agreement may be terminated upon written notice to Parent, and the Merger may be abandoned, at any time prior to the Effective Time, by action of the Board of Directors of the Company, if (A) Parent shall have breached or failed to perform any of the representations, warranties, covenants or other agreements contained in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that (i) the condition set forth in
     Section 7.2(a) or (b) would not be satisfied as of the time of such breach or as of such time as such representation or warranty shall have become untrue and (ii) such breach or failure to be true has not been or is incapable of being cured within twenty (20) business days following receipt by Parent of notice of such breach or failure to comply or (B) all of the Debentures shall not have been redeemed by the Company or purchased, accepted by or transferred to Parent or Merger Sub, in any such case, within 90 days after the date of this Agreement unless such failure to redeem, purchase or transfer is the result of the failure of the Company to make such redemption, or consent to such sale or transfer either (i) at a time when the resources for such redemption or purchase have been provided by or available on terms reasonably satisfactory to the parties hereto and on terms no less favorable to the Company than those currently in force with respect to the Debentures and Debenture Warrants from any Person, including the Parent or the Merger Sub, (ii) any Person has arranged or facilitated the purchase or transfer pursuant to Section 6.22, or (iii) in violation of either Section 6.16 or 6.22.";

     (i) The Agreement is hereby amended to include new Company Disclosure Schedule for Section 5.1(f), 5.1(h) and Section 5.1(m)(ii) attached hereto.

     (j) The Agreement is hereby amended to include new Schedule 6.4 attached hereto.

     2. Effectiveness of Amendment. This Amendment shall be deemed to be an amendment to the Agreement in accordance with Section 9.03 of the Agreement. Except as specifically amended above, the Agreement shall continue in full force and effect and is hereby ratified and confirmed in all respects. Nothing contained herein shall be deemed to modify any provision of the Agreement except as otherwise expressly provided herein. Each reference in this Amendment to "this Agreement", "hereunder","hereof", "herein" and words of similar import shall mean and be a reference to the Agreement, as amended hereby.

     3. Counterparts. For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

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     4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     5. Parties in Interest. This Amendment shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and assigns

     6. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Amendment and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                            [Signature Page Follows]
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     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the Parties hereto and shall be effective as of the date first herein above written.

                                  PLATO LEARNING, INC.

                                  By:
                                                   /s/ JOHN M. BUSKE
                                       ----------------------------------------
                                       Name:  John M. Buske
                                       Title: Vice President Finance and Chief
                                              Financial Officer

                                  WILC ACQUISITION CORPORATION

                                  By:
                                                   /s/ JOHN M. BUSKE
                                       ----------------------------------------
                                       Name:  John M. Buske
                                       Title: Vice President Finance and Chief
                                              Financial Officer

                                  WASATCH INTERACTIVE LEARNING CORPORATION
                                  By:

                                              /s/ TODD F. BRASHEAR
                                  ---------------------------------------------
                                       Name:  Todd F. Brashear
                                       Title: Chief Financial Officer